                                                                   EXHIBIT 10(f)




                              NEWMONT GOLD COMPANY
                       ANNUAL INCENTIVE COMPENSATION PLAN

                  (AMENDED AND RESTATED AS OF JANUARY 1, 1996)


         The board of directors of Newmont Gold Company, a Delaware Corporation (the "Company"), hereby amends and restates the Newmont Gold Company Annual Incentive Compensation Plan (the "Plan"), effective January 1, 1996 (the "Effective Date").


                                    PURPOSE

         The purpose of the Plan is to provide to employees of the Company and its Affiliated Entities (defined herein) that participate in the Plan a more direct interest in the success of the operations of the Company by rewarding their successful efforts to maximize production, minimize production costs, expand reserves, and develop new capital projects in an optimal manner. Employees of the Company and participating Affiliated Entities will be rewarded in accordance with the terms and conditions described below.


                                   ARTICLE I

                                  DEFINITIONS

         1.1 "Actual Defined Costs" means, with respect to a particular Unit, the cost of producing gold during the Plan Year, as calculated by the Company and approved by the Compensation Committee.

         1.2 "Actual Production" means, with respect to a particular Unit, the number of ounces of gold produced during the Plan Year, as calculated by the Company and approved by the Compensation Committee.

         1.3 "Affiliated Entity(ies)" means any corporation or other entity, now or hereafter formed, that is or shall become affiliated with the Company, either directly or indirectly, through stock ownership, control or otherwise, as determined by the Company.

         1.4 "Area of Primary Responsibility" means the Unit to which an Employee has been assigned by the Company for purposes of calculating the Employee's Unit Performance Bonus.

         1.5 "Batu Hijau Team" means those Employees whose Area of Primary Responsibility is the Batu Hijau project, including those Employees of NEL dedicated to the Batu Hijau project.





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
         1.6     "Board" means the Board of Directors of Newmont Gold Company.

         1.7 "Carlin Unit" means those Employees whose Area of Primary Responsibility is the Carlin site, including those Employees of NEL dedicated to the Carlin operation.

         1.8 "Common Stock" means the $0.01 par value common stock of Newmont Gold Company.

         1.9 "Company" means Newmont Gold Company, and where the context requires, any Affiliated Entity that has become a Participating Employer.

         1.10 "Compensation Committee" means the Compensation Committee of the Board.

         1.11 "Disability" means a condition such that the Employee has terminated employment with the Company and/or all Participating Employers with a qualifying disability and has immediately begun receiving benefits from a Newmont Long-Term Disability Plan.

         1.12 "Employee" means a full time, salaried employee of the Company and/or a Participating Employer, excluding temporary or leased employees.

         1.13 "Exploration Team" means those Employees whose Area of Primary Responsibility is associated with the generation of reserves.

         1.14 "Fair Market Value" means, with respect to a share of Common Stock, the closing price of the stock on the New York Stock Exchange as reported on the composite tape on a particular date. If there are no Common Stock transactions on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were stock transactions. If the price of the Common Stock is not reported on the New York Stock Exchange, the Fair Market Value of the stock on a particular date shall be as determined by the Compensation Committee.

         1.15 "Headquarters Unit" means those Employees whose Area of Primary Responsibility is the corporate office of NGC and Employees of NEL whose Area of Primary Responsibility is not the Carlin Unit, the Peruvian Unit, the Southeast Asia Unit or the Uzbekistan Unit.

         1.16 "Impact Level" means the nine categories into which Employees fall, based on the Pay Grade classification of their designated position, as determined by the Company.

         1.17 "Key Objectives" means the three to six key results expected by the end of the review period for an Employee, as established and documented through the Company's performance management system.





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         1.18    "Minimum Gold Price" means the minimum average price of gold as recommended by the Compensation Committee and approved by the Board that must be realized by NGC for the Plan Year in order for bonuses to be payable under the Plan.

         1.19 "NEL" means Newmont Exploration Limited, a Delaware corporation.

         1.20    "NIL" means Newmont Indonesia Limited, a Delaware corporation.

         1.21    "NGC" means Newmont Gold Company, a Delaware corporation.

         1.22 "NMC" means Newmont Mining Corporation, a Delaware corporation.

         1.23 "Participating Employer" means Newmont Gold Company, Newmont Exploration Company and any other Affiliated Entity that the Company determines shall participate in the Plan.

         1.24 "Pay Grade" means those jobs sharing a common Salary range, as designated by the Company.

         1.25 "Performance Distribution Guidelines" means the percent of all salaried Employees classified in each of the Company's designated performance categories as assigned by the Company.

         1.26 "Performance Rating Category" means one of the following categories used to classify the performance of Employees and Teams in accordance with the Company's performance management system: "Exceptional," "Exceeds Expectations," "Meets Expectations," and "Needs Improvement."

         1.27 "Personal Performance Bonus" means the bonus payable to an Employee based on the individual performance of such Employee, as set forth in
Section 4.2.

         1.28 "Personal Performance Level" means the level of personal achievement of an Employee as determined by the Employee's supervisor pursuant to Section 4.1.

         1.29 "Peruvian Unit" means those Employees whose Area of Primary Responsibility is the Minera Yanacocha project, including those Employees of NEL dedicated to the Minera Yanacocha project.

         1.30    "Plan Year" means the calendar year.

         1.31 "Position" means the defined job held by an Employee during the Plan Year.





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         1.32    "Project Engineering Team" means those Employees whose Area of
Primary Responsibility is the engineering and development of the Company's capital projects and who are designated by the Company as members of such a Team.

         1.33 "Retirement" means termination of employment with the Company and/or all Participating Employers by an Employee who immediately begins to receive benefits from a Newmont Pension Plan.

         1.34 "Salary" means an Employee's actual gross base earnings for the Plan Year, in the case of an Employee who is actively at work at the end of such Plan Year. In the case of an Employee receiving short-term disability benefits on December 31 of the Plan Year, "Salary" will be determined by the Employee's base earnings rate in effect on December 31, if he was treated as an active employee for the full Plan Year. If an Employee receiving short-term disability benefits exhausts those benefits before the end of the Plan Year, or if he was employed for less than the full Plan Year, the "Salary" will be determined by the Employee's W-2 base earnings during the Plan Year, including pay for periods of short-term disability. If an Employee is absent from work because of a work-related injury, the Employee's "Salary" will be determined by his W-2 base earnings during the Plan Year. In the case of a Terminated Eligible Employee who is Disabled, "Salary" will be determined by his W-2 base earnings, including short-term disability pay received during the Plan Year, but excluding pay from any other source. In the case of a Terminated Eligible Employee whose employment terminates as a result of Retirement, "Salary" will be determined by his actual gross base earnings to the date of Retirement. If an Employee dies during the Plan Year, the "Salary" for such Terminated Eligible Employee will be determined by his W-2 base earnings. If an Employee is on active military duty during a Plan Year, the "Salary" will be determined by his W-2 base earnings during the Plan Year, exclusive of any military pay.

         1.35 "Severance" means the termination of employment with the Company and/or all Participating Employers because of an event entitling the Employee to benefits under the terms of the Severance Pay Plan of Newmont Gold Company if the Employee immediately begins receiving benefits under the terms of the Severance Pay Plan.

         1.36 "Southeast Asia Unit" means those Employees whose Area of Primary Responsibility is the Minahasa Raya project, including those Employees of NEL dedicated to the Minahasa Raya project.

         1.37 "Targeted Defined Costs" means the targeted cash cost of production of gold for the Plan Year, as recommended by the Compensation Committee and approved by the Board.

         1.38 "Targeted Production" means the targeted amount of gold to be produced for the Plan Year, as recommended by the Compensation Committee and approved by the Board.

         1.39 "Team" means the designated group of Employees to which an Employee is assigned for purposes of Article V.





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         1.40    "Team Performance Bonus" means the bonus payable to an
Employee designated as a member of an Exploration Team, a Project Engineering Team, or the Batu Hijau Team based on the performance of the Team of which the Employee is a member, as set forth in Section 5.2.

         1.41 "Team Performance Level" means the level of achievement of a Team, as determined by the respective Vice President pursuant to Section 5.1.

         1.42 "Terminated Eligible Employee" means an Employee who terminates employment with the Company and/or a Participating Employer during the Plan Year on account of death, Retirement, Disability, Severance or such other circumstances as may be approved by the Vice President of Human Resources.

         1.43 "Unit" means the unit of Employees to which an Employee is assigned for purposes of Article III.

         1.44 "Unit Performance Bonus" means, with respect to each Unit, the bonus payable to an Employee based on the performance of such Employee's Unit, as set forth in Section 3.2.

         1.45 "Unit Performance Percentage" means the percentage used to calculate an Employee's Unit Performance Bonus, as set forth in Section 3.2.

         1.46 "Uzbekistan Unit" means those Employees whose Area of Primary Responsibility is the Company's project in Uzbekistan, including those Employees of NEL dedicated to the Uzbekistan project.


                                   ARTICLE II

                                  ELIGIBILITY

         All Employees of the Company and/or a Participating Employer are potentially eligible to receive a bonus payment under the Plan, provided (i) they are on the payroll of the Company and/or a Participating Employer as of the last day of the Plan Year, or (ii) they have terminated employment with the Company and/or a Participating Employer during the Plan Year on account of death, Retirement, Disability, Severance or such other circumstances as may be approved by the Vice President of Human Resources of the Company. Employees who are on short-term disability under the Company's short-term disability policy or off work because of a work-related injury as of the last day of the Plan Year shall be eligible to receive a bonus under clause (i).





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                                  ARTICLE III

                             UNIT PERFORMANCE BONUS

         3.1 Unit Performance Percentage. The Unit Performance Percentage for each Unit will be determined on the last day of the Plan Year pursuant to the following formula:

                 1 + (Actual Production - Targeted Production)
                     -----------------------------------------------
                                  (Targeted Production)
         x       1 + (Targeted Defined Costs - Actual Defined Costs)
                     -----------------------------------------------
                                  (Targeted Defined Costs)
                     -----------------------------------------------
         =                      Unit Performance Percentage

If the Unit Performance Percentage of a Unit is less than 85%, no Unit Performance Bonus will be payable to any Employee of the Unit. If the Unit Performance Percentage is 85%, the "Minimum Performance Level" category in
Section 3.2 shall apply. If the Unit Performance Percentage is 100%, the "Target Performance Level" category in Section 3.2 shall apply. If the Unit Performance Percentage is 120% or more, the "Maximum Performance Level" category in Section 3.2 shall apply. If the Unit Performance Percentage of a Unit falls between 85% and 100%, or between 100% and 120%, then the percentage used to calculate the Unit Performance Bonus of each Employee of the Unit shall be based upon the percentages in the Tables below, interpolated so that such percentage bears the same relationship to the percentage shown in the following Tables that the Unit Performance Percentage of the Unit bears to the Unit Performance Percentages applicable to the two closest Performance Levels. For example, if an Employee's Unit achieves a Unit Performance Percentage of 95%, and if the Employee is in Impact Level I, then the Employee's Unit Performance Bonus shall be equal to 26.17% of the Employee's Salary. The Compensation Committee may, in its sole discretion, adjust the Unit Performance Percentage of any Unit to reflect changed circumstances or such other matters as the Compensation Committee deems appropriate.

         3.2     Determination of Unit Performance Bonus.  Subject to Sections
3.4 and 6.1, an Employee's Unit Performance Bonus is calculated as a percentage of the Employee's Salary, and is based on the Unit Performance Percentage of the Employee's Unit and the Employee's Impact Level pursuant to the following Table I (Table IA for Employees designated as members of an Exploration Team, a Project Engineering Team, or the Batu Hijau Team):





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                                    TABLE I

     Impact          Pay                Minimum                   Target                   Maximum
     Level           Grade         Performance Level         Performance Level        Performance Level
    -------          -----         -----------------         -----------------        -----------------
       I              203                12.50%                     33%                      67%
       II             202                11.75%                     30%                      60%
      III           200-201               9.38%                     27%                      55%
       IV           113-114               6.25%                     25%                      50%
       V            110-112               5.00%                     20%                      40%
       VI           107-109               3.75%                     15%                      30%
      VII           105-106               2.50%                     10%                      20%
      VIII            104                 1.25%                      5%                      10%
       IX            11-103               1.25%                      5%                      10%


                                    TABLE IA

     Impact          Pay               Minimum                    Target                   Maximum
     Level          Grade          Performance Level        Performance Level         Performance Level
    --------        -----          -----------------        -----------------         -----------------
      I-IV         113-203                N/A                      N/A                       N/A
       V           110-112              1.875%                    7.500%                   15.00%
       VI          107-109              1.500%                    6.000%                   12.00%
      VII          105-106              1.031%                    4.125%                    8.25%
      VIII           104                0.625%                    2.500%                    5.00%
       IX           11-103              0.625%                    2.500%                    5.00%




         3.3 Terminated Eligible Employees. Terminated Eligible Employees shall be eligible to receive a Unit Performance Base Bonus based upon the actual Unit Performance Percentage for the applicable Unit calculated through the end of the month during which the Employee's termination of employment with the Company and/or all Participating Employers occurred.

         3.4 Ineligible Employees. Employees whose Personal Performance Level (determined pursuant to section 4.1) is less than 25% shall not be eligible to receive a Corporate Performance Bonus.





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
                                   ARTICLE IV

                           PERSONAL PERFORMANCE BONUS

         4.1 Personal Performance Level. At the end of the Plan Year, each Employee's supervisor will evaluate the Employee and rate the Employee's Personal Performance Level. The Personal Performance Bonus for the Company's Chief Executive Officer shall be determined by the Compensation Committee. In accordance with the Company's performance management system, the supervisor will rate the degree to which the Employee met the Key Objectives that were set and documented for the Employee during the Plan Year. Each Employee will be rated in one of the Company's Performance Rating Categories. In conjunction with these ratings, each Employee's supervisor will assign a Personal Performance Level for the Employee in accordance with the following table. The distribution of Personal Performance Ratings will be reviewed annually by an executive review committee for internal equity and consistency.

                                    TABLE II

-------------------------------------------------------------------------------------------------------------
              PERFORMANCE RATING CATEGORY                              PERFORMANCE LEVEL RANGE
-------------------------------------------------------------------------------------------------------------
                      Exceptional                                             151%-200%
-------------------------------------------------------------------------------------------------------------
                  Exceeds Expectations                                        101%-150%
-------------------------------------------------------------------------------------------------------------
                   Meets Expectations                                          26%-100%
-------------------------------------------------------------------------------------------------------------
                   Needs Improvement                                          0% or 25%
-------------------------------------------------------------------------------------------------------------

A 100% or higher Personal Performance Level will be awarded to an Employee who has realized full compliance with challenging personal achievement standards.
A 200% Personal Performance Level will be awarded to an Employee who has demonstrated exceptional personal achievement. If an Employee's Personal Performance Level is 25%, the Employee's Personal Performance Level is in the "Minimum Performance Level" category specified in Section 4.2. If an Employee's Personal Performance Level is 100%, the Employee's Personal Performance Level is in the "Target Performance Level" category specified in
Section 4.2. If an Employee's Personal Performance Level is 200%, the Employee's Personal Performance Level is in the "Maximum Performance Level" category specified in Section 4.2. However, these Personal Performance Rating percentages will not directly reflect the percentage of Key Objectives that were achieved by an Employee during the Plan Year. If an Employee's Personal Performance Level is less than 25%, no Personal Performance Bonus shall be payable. Except as set forth below, the percentages shown in the "Target Performance Level" category specified in the Tables set forth in Section 4.2 shall be multiplied by the Employee's Personal Performance Level to determine the applicable percentage for calculating the Employee's Personal Performance
Bonus.   For example, if an Employee's Personal Performance Level is 90% and if
the Employee is in Impact Level I, the applicable percentage for calculating the Employee's Personal Performance Bonus shall be 60.3%. Notwithstanding the foregoing two sentences, if an Employee's Personal Performance Level is between 100% and 200% and the Employee is in Impact Levels I-IV, the





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
percentage used under Table III to calculate the Personal Performance Bonus shall be based upon the percentages in Table III below interpolated so that such percentage bears the same relationship to the percentage show in Table III that the Personal Performance Level of the Employee bears to the Personal Performance Levels applicable to the Target Performance Level and the Maximum Performance Level. For example, if an Employee's Personal Performance Level is 120% and if the Employee is in Impact Level I, the applicable percentage for calculating the Employee's Personal Performance Bonus shall be 70.36.

         4.2 Determination of Personal Performance Bonus. Subject to Sections 4.4 and 6.1, an Employee's Personal Performance Bonus is calculated as a percentage of the Employee's Gross Base Salary. The applicable percentage is a function of the Employee's Impact Level and Personal Performance Level category determined pursuant to Section 4.1, as set forth in the following Table III (Table IIIA for Employees designated as members of an Exploration Team, a Project Engineering Team, or the Batu Hijau Team):

                                   TABLE III

    Impact        Pay              Minimum                    Target                     Maximum
     Level       Grade        Performance Level         Performance Level           Performance Level
    ------       -----        -----------------         -----------------           -----------------
      I            203             16.750%                    67.0%                       83.8%
      II          202              13.750%                    55.0%                       68.8%
     III        200-201            10.625%                    42.5%                       53.1%
      IV        113-114             6.875%                    27.5%                       34.4%
      V         110-112             2.500%                    10.0%                       20.0%
      VI        107-109             2.250%                     9.0%                       18.0%
     VII        105-106             1.625%                     6.5%                       13.0%
     VIII         104               1.000%                     4.0%                        8.0%
      IX         11-103                N/A                      N/A                         N/A


                                   TABLE IIIA

    Impact         Pay              Minimum                    Target                     Maximum
     Level        Grade        Performance Level         Performance Level           Performance Level
   --------       -----        -----------------         -----------------           -----------------
     I-IV        113-203              N/A                       N/A                         N/A
      V          110-112            1.875%                     7.500%                     15.00%
      VI         107-109            1.500%                     6.000%                     12.00%
     VII         105-106            1.031%                     4.125%                      8.25%
     VIII          104              0.500%                     2.000%                      4.00%
      IX         11-103               N/A                       N/A                         N/A





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         4.3     Proration of Certain Bonuses.  Notwithstanding any other
provision in this ARTICLE IV, except as approved by the Compensation Committee prior to the payment of Personal Performance Bonuses, or subsequently thereto by ratification, if the amount of the Personal Performance Bonuses payable to all Employees of the Company and all Participating Employers in Impact Levels V-VIII exceeds the amount that would be payable to all such Employees if each of their Personal Performance Levels were determined to be 100%, the amount of such excess shall be deducted pro rata from the Personal Performance Bonus payable to each such Employee whose Personal Performance Level exceeds 100%.

         4.4 Terminated Eligible Employees. Terminated Eligible Employees shall be eligible to receive a Personal Performance Bonus based upon an assumed Personal Performance Level of 100%.

         4.5 Ineligible Employees. Employees with an Impact Level of IX and Employees whose Personal Performance Level (determined pursuant to Section 4.1) is less than 25% shall not be eligible to receive a Personal Performance Bonus.


                                   ARTICLE V

                             TEAM PERFORMANCE BONUS

         5.1 Team Performance Level. This ARTICLE V shall be applicable only to Employees designated as members of an Exploration Team, a Project Engineering Team, or the Batu Hijau Team. At the end of the Plan Year, the Vice Presidents responsible for each Team will make an assessment of the performance of their respective Teams. The overall Team Performance Ratings for each Vice President responsible for one or more Teams will be determined by the appropriate Senior Vice President or the Chief Executive Officer of the Company. In accordance with the Company's performance management system, the Vice President will rate the degree to which the Team met the Key Objectives that were set and documented for the Team during the Plan Year. Each Team will be rated in one of the Company's Performance Rating Categories. In conjunction with these ratings, each Vice President will assign a Team Performance Level for their respective Teams in accordance with Table II in Section 4.1. A 100% or higher Team Performance Level will be awarded to Teams that realize full compliance with challenging achievement standards. A 200% Team Performance Level will be awarded to Teams that demonstrate exceptional achievement. If the Team's Team Performance Level is less than 25%, the Employees assigned to the Team will not receive a Team Performance Bonus. If the Team's Team Performance Level is 25%, the Team's Team Performance Level is in the "Minimum Performance Level" category. If the Team's Team Performance Level is 100%, the Team's Team Performance Level is in the "Target Performance Level" category.
If the Team's Team Performance Level is 200%, the Team's Team Performance Level is in the "Maximum Performance Level" category. The percentages shown in the "Target Performance Level" category specified in the Table set forth below in
Section 5.2 shall be multiplied by the Team's Team Performance Level to determine the applicable percentage for





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
calculating the Team's Team Performance Bonus. For example, if a Team's Team Performance Level is 90%, and if an Employee assigned to that Team is in Impact Level V, the Employee's Team Performance Bonus shall be calculated using a percentage of 13.5%.

         5.2     Determination of Team Performance Bonus.  Subject to Sections
5.4 and 6.1, an Employee's Team Performance Bonus is calculated as a percentage of the Employee's Salary. The applicable percentage is a function of the Employee's Impact Level and Team Performance Level category determined pursuant to Section 5.1, as set forth in the following Table IV:


                                    TABLE IV

   Impact        Pay              Minimum                    Target                     Maximum
    Level       Grade        Performance Level         Performance Level           Performance Level
   ------       -----        -----------------         -----------------           -----------------
    I-IV       113-203              N/A                       N/A                         N/A
     V         110-112            3.750%                     15.0%                       30.0%
     VI        107-109            3.000%                     12.0%                       24.0%
    VII        105-106            2.060%                     8.25%                       16.5%
    VIII         104              1.125%                     4.50%                        9.0%
     IX        11-103             0.625%                     2.50%                        5.0%


       5.3 Terminated Eligible Employees. Terminated Eligible Employees shall be eligible to receive a Team Performance Bonus based upon the actual Team Performance Level for the applicable Team calculated through the end of the month during which the Employee's termination of employment with the Company and/or all Participating Employers occurred.

       5.4 Ineligible Employees. Employees whose Personal Performance Level (determined pursuant to Section 4.1) is less than 25% and Employees whose Impact Levels range from I-IV shall not be eligible to receive a Team Performance Bonus.


                                   ARTICLE VI

                                PAYMENT OF BONUS

       6.1 Minimum Gold Price. Notwithstanding any other provision herein, no bonus will be payable to any Employee pursuant to the terms of this Plan unless the average price of gold realized by NGC for the Plan Year is equal to or greater than the Minimum Gold Price. For 1996, the Minimum Gold Price has been set at $350.

       6.2 Multiple Impact Levels. The bonus payable to an eligible Employee who was in more than one Impact Level during the Plan Year shall be calculated on a pro-rata basis in accordance with the amount of time spent by such Employee in each Impact Level during the Plan Year.

       6.3 Multiple Teams. The bonus payable to an eligible Employee who was in more than one Team during the Plan Year shall be calculated on a pro-rata basis in accordance with the amount of time spent by such Employee in each Team during the Plan Year.

       6.4 Multiple Units. The bonus payable to an eligible Employee who was in more than one Unit during the Plan Year shall be calculated on a pro-rata basis in accordance with the amount of time spent by such Employee in each Unit during the Plan Year.

       6.5 Form of Payment. The aggregate of any and all bonuses payable under the Plan shall be payable to each Employee in cash as soon as practicable following the close of the Plan Year, provided, however, that bonuses payable to Terminated Eligible Employees will be paid within 90 days after the last day of the month of termination of employment. However, in its sole discretion, the Compensation Committee may determine to award a portion of the Personal Performance bonus of each Employee with an Impact Level ranging from I-IV in shares of Common Stock, valued at Fair Market Value on the date the bonuses are awarded, provided, however, that the portion of an Employee's bonus payable in shares of Common Stock shall not exceed 50% of the total amount of the bonus. Any bonus payable in Common Stock shall be subject to such vesting and earn-out provisions, if any, as may be established by the Compensation Committee on the date the bonuses are awarded.

       6.6 Withholding Taxes. All bonuses payable hereunder shall be subject to the withholding of such amounts as the Company may determine is required to be withheld pursuant to any applicable federal, state or local law or regulation.


                                  ARTICLE VII

                               GENERAL PROVISIONS

       7.1 Administration. The Plan will be administered by the Compensation Committee or its delegees. The Compensation Committee shall interpret the provisions of the Plan in its full and absolute discretion. The determinations of the Compensation Committee with respect to the Plan shall be conclusive. All expenses of the Company in administering the Plan shall be borne by the Company.

       7.2 Plan Unfunded. The plan shall be unfunded and no trust or other funding mechanism shall be established for the Plan. All benefits to be paid pursuant to the Plan shall be paid by the Company from its general assets and an Employee (or his heir or devisee) shall not have any greater rights than a general, unsecured creditor against the Company for any benefit hereunder.





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
       7.3 Participation in Plan by Affiliates. Any Affiliated Entity shall become a party to this Plan and become a Participating Employer upon designation by the Company as a Participating Employer.

       7.4 Amount Payable Upon Death of Employee. If an Employee who is entitled to payment hereunder dies before receiving full payment of the amount due, such amount shall be paid, in a cash lump sum, to the beneficiary or beneficiaries designated by the Employee to receive life insurance proceeds under NGC's life insurance plan. In the absence of an effective beneficiary designation under said plan, any amount payable hereunder following the death of an Employee shall be paid to the Employee's estate.

       7.5 Right of Offset. To the extent permitted by applicable law, the Company may, in its sole discretion, apply any bonus payments otherwise due and payable under this Plan against any Employee loans outstanding to the Company or other debts of the Employee to the Company.

       7.6 Amendments, Termination, Etc. The Board, upon the recommendation of the Compensation Committee, may at any time amend, modify, suspend or terminate the Plan.

       7.7 Payments Due Minors or Incapacitated Persons. If any person entitled to a payment under the Plan is a minor, or if the Compensation Committee determines that any such person is incapacitated by reason of physical or mental disability, whether or not legally adjudicated as an incompetent, the Compensation Committee shall have the power to cause the payment becoming due to such person to be made to another for his benefit, without responsibility of the Compensation Committee, the Company, or any other person or entity to see to the application of such payment. Payments made pursuant to such power shall operate as a complete discharge of the Compensation Committee, the Plan and the Company.

       7.8 Section Headings. The Section headings are included herein only for convenience, and they shall have no effect on the interpretation of the Plan.

       7.9 Severability. If any article, section, subsection or specific provision is found to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if such illegal and invalid provision had never been set forth in the Plan.

       7.10 No Right to Employment. The establishment of this Plan shall not be deemed to confer upon any person any legal right to be employed by, or to be retained in the employ of, the Company or any Affiliated Entity, or to give any Employee or any person any right to receive any payment whatsoever, except as provided under this Plan. All Employees shall remain subject to discharge from employment to the same extent as if this Plan had never been adopted.





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
       7.11 Transferability. Any bonus payable hereunder is personal to the Employee and may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of except by will or by the laws of descent and distribution.

       7.12 Successors. This Plan shall be binding upon and inure to the benefit of the Company, the Participating Employers and the Employees and their respective heirs, representatives and successors.

       7.13 Governing Law. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Colorado, unless superseded by federal law.

       Adopted as of January 1, 1996.

                                        NEWMONT GOLD COMPANY



                                        By: /s/ Timothy J. Schmitt
                                           -------------------------------------
                                           Timothy J. Schmitt



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